EXHIBIT 99.1

Winland Electronics Announces Enhancements to

EnviroAlert Product Line

New EnviroAlert EA800-ip Provides Remote Access to Data Logs and

Setting Changes Via Network Connection

MANKATO, MINN. (July 18, 2011) — Winland Electronics, Inc. (NYSE Amex: WEX), an industry leading designer of critical condition monitoring systems, has expanded and enhanced its EnviroAlert product line with the introduction of the EnviroAlert EA800-ip.

The EnviroAlert EA800-ip is the newest addition to the product family including the EnviroAlert EA800, EA400 and EA200. The EnviroAlert EA800-ip provides two-way access to remotely monitor and collect data on up to eight sensors for changes in temperature, humidity, water, gases, pressure and dry contacts. Sensor settings may also be modified via a network connection eliminating a need for on-site adjustments or a service call. Security dealers can now expand their recurring monthly revenue (RMR) by offering customers peace of mind in markets such as medical, pharmaceutical, HVAC, food service and more.

“We are excited to announce this product line enhancement giving customers the ability to alter sensor settings from a remote network connection. The EnviroAlert EA800-ip illustrates our dedication to developing critical condition monitoring products that meet the needs of our customers and can be used in a wide variety of applications,” said Paul Machacek, Director of Business Development for Winland Electronics, Inc. “The acceptance and growth of this product offers our customers increased cost benefits and peace of mind.”

Specifically, the EnviroAlert EA800-ip offers:

•                  Ethernet connectivity

•                  Monitoring of multiple sites from any location

•                  Remote access to:

•                  Programming

•                  Viewing of real-time data

•                  Sensor, alarm and event data logs ensuring a complete audit trail

•                  Compliance with 21 CFR Part 11

•                  Auto report generation

•                  Multiple tiers of user access security

•                  Email and text message for trend and alarm notification

•                  Smart phone compatibility

•                  Dedicated output relays for each sensor

•                  Seamless integration with any alarm system

“Winland has a long history of offering products that evolve and meet industry needs,” Machacek said. “Many of our customers have clients in industries requiring regulatory compliance, such as food service, and blood and pharmaceutical drug storage. The EA800-ip provides HACCP compliance with automatic data logging of cooler and freezer conditions. Now, all of the coolers and freezers throughout a medical complex or a chain of convenience stores can be monitored locally as well as from a remote location.”

The product will debut globally at the ASIS International Show in Orlando, Fla., September 19-21. For more information, visit www.winland.com.

Contacts:

Paul Machacek	Laura Telander Graf
pjmachacek@winland.com	ltg@mcfarlandcahill.com
507.625.7231 office	651.698.4006 office
612.756.3116 cell	612.309.3948 cell

About Winland Electronics

Winland Electronics, Inc. (www.winland.com) is an industry leader in the design and manufacture of critical condition monitoring devices. Winland Electronic, Inc.’s products include EnviroAlert, WaterBug, TempAlert and Vehicle Alert, and are designed to monitor critical conditions for industries including healthcare and medical, grocery and food service, commercial and industrial, agriculture, and residential. Made in the USA, Winland products are compatible with any alarm system and are available through distributors worldwide. Headquartered in Mankato, Minn., Winland trades on the NYSE Amex stock exchange under the symbol WEX. For more information, visit www.winland.com.

Cautionary Statements

Certain statements contained in this press release and other written and oral statements made from time to time by the Company do not relate strictly to historical or current facts. As such, they are considered forward-looking statements, which provide current expectations or forecasts of future event. The statement included in this release that the EA800-ip will be accepted and attain future growth is a forward looking statement.  Consequently, no forward-looking statement can be guaranteed and actual results may vary materially.